                                 MARQUIS FUNDS

                                   Rule 18f-3
                              Multiple Class Plan

                                  May 15, 1995


          The Marquis Funds (the "Trust"), a registered investment company that currently consists of five separately-managed portfolios and which may consist of additional portfolios in the future to the extent listed on Schedule A hereto, (the Treasury Securities Money Market, Government Securities, Louisiana Tax-Free Income, Growth and Income and Value Equity Funds (each a "Fund" and, collectively, the "Funds")), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of units of beneficial interest ("shares") in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.   Attributes of Share Classes

          The rights of each existing class of the Funds (i.e., Institutional,
                                                          ----
Retail, Cash Sweep, Class A, and Class B) shall be as set forth in the resolutions and related materials of the Trust's Board adopted pursuant to the order dated September 9, 1993, obtained by SEI Liquid Asset Trust, et al. (Inv.
                                                                   -- ---
Co. Act Release No. IC-19698), and attached hereto as Exhibits A - C.

          With respect to any class of shares of a Fund created after the date hereof, each share of a Fund will represent an equal pro rata interest in the
                                                     --- ----
Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses ("distribution fees") in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), and will separately bear any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement entered into with respect to that class; (iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   Expense Allocations

          Expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

          Until and unless changed by the Board, the methodology and procedures for calculating the net asset value of the various classes of shares and the proper allocation of income and expenses among the various classes of shares shall be as set forth in the "Report" rendered by Arthur Anderson LLP.

C.   Amendment of Plan; Periodic Review

          This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of shares approved by the Board after the date hereof.

          The Board of the Trust, including a majority of the independent Trustees, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.

                                                                       Exhibit B

          approval shall not be effective unless said Agreement shall have been approved by the sole initial shareholder of the Trust.


          Mr. Robins then discussed the proposed administration agreement with SEI. Whereupon, upon motion duly made and seconded, it was unanimously


VOTED: That SEI Financial Management Corporation be, and it hereby is, appointed to serve as the Administrator of the Trust.

VOTED: That the form of Administration Agreement presented to this meeting be, and it hereby is, approved, subject to such changes as may be approved by the officers of the Trust in their discretion; and that the proper officers of the Trust hereby are authorized to execute and deliver said Agreement on behalf of the Trust; provided, however, that the proper officers of the Trust shall not execute and deliver said Agreement unless said Agreement shall have been approved by the sole initial shareholder of the Trust.


          Mr. Robins then discussed the proposed transfer agency agreement with Supervised Service Company. Mr. Pietrzak then explained that firm's transfer agency system and SEI's experience with it. Ms. Lewis noted that SSC has extensive experience with contingent deferred sales charges. Whereupon, upon motion duly made and seconded, it was unanimously


VOTED: That Supervised Service Company be, and it hereby is, appointed to serve as the Retail Transfer Agent of the Trust.

VOTED: That the form of the Transfer Agent Agreement presented to this meeting be, and it hereby is, approved, subject to such changes as may be approved by the officers of the Trust in their discretion; and that the proper officers of the Trust hereby are authorized to execute and deliver said Agreement on behalf of the Trust.


          Mr. Robins then explained the proposed multiple class structure and the responsibility of the Board of Trustees. He stressed that the structure would allow investors to choose the purchase option that suited them best, would facilitate distribution of the Trust's shares and would place the Trust in an advantageous competitive position. He also stressed that the Trustees must make a finding that there are no conflicts. He went on to review the growth of the multi-class structure and rationale therefor. In response to a question from Mr. Morris, Mr. Robins pointed out that the Class A shares had no Rule 12b-1 plan and would be appropriate for institutional investors. After discussion, and upon motion duly made and seconded, the following was unanimously adopted:

Marquis August 9, 1993

WHEREAS: The Board of Trustees has been presented information supporting the establishment of a multiple class structure ("Multi-Class Structure") for the Trust whereby (a) the Treasury Securities Money Market Fund would be offered through two classes of shares: Class A Shares which would be offered to institutional investors without the imposition of a Rule 12b-1 fee and Class B shares which would be offered to institutional and retail investors with the imposition of a Rule 12b-1 fee of up to .25% (25 basis points); and (b) the Government Securities, Louisiana Tax-Free Income, Growth and Income and Value

          Equity Funds (the "Non-Money Market Funds") would be offered through two classes of shares: Class A shares which would be offered to investors subject to a front-end sales charge and Class B shares which would be offered to investors subject to Rule 12b-1 distribution and service fees of up to .75% (75 basis points) and a contingent deferred sales charge and which would convert to Class A shares at net asset value after five years; and

WHEREAS: The Board of Trustees has determined, based upon the information presented, that the implementation of the Multi-Class Structure is in the best interests of the Trust and its future shareholders because it will (i) enable investors to choose the purchase option best suited to their individual needs, thereby attracting investors and assets to the Trust to the benefit of the Trust and its shareholders; (ii) facilitate distribution of the Trust's shares; and (iii) place the Trust in a competitive position in relation to other mutual funds that have implemented or are seeking to implement similar distribution arrangements.

          NOW, THEREFORE, contingent upon approval by the Securities and Exchange Commission of the exemptive application filed by the Trust's Administrator and Distributor authorizing the creation of classes of shares sold subject to a contingent deferred sales charge, be it

VOTED: That based upon the information presented to this Board of Trustees, the Trustees, including a majority of the non-interested Trustees, have determined that the establishment of the Multi-Class Structure for distribution of shares of the Trust is in the best interests of the Trust and its shareholders;

FURTHER
VOTED: That the Board of Trustees hereby establishes, effective upon implementation of the Multi-Class System with respect to the Trust ("Effective Date"), an unlimited number of shares of beneficial interest of the Funds of the Trust as Class A shares;

FURTHER
VOTED: That the Board of Trustees hereby establishes, effective upon the Effective Date, an unlimited number of shares of beneficial interest of the Funds as Class B shares;

FURTHER
VOTED: That Class A shares and Class B shares shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth below:

          (1) The proceeds of the redemption of a Class B share of the Non-Money Market Funds (including a fractional shares) shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption to the Distributor of the pursuant to the terms of the issuance of the Class B shares (to the extent consistent with the Investment Company Act of 1940, or regulations or exemptions thereunder) and the Trust shall promptly pay to the Distributor the amount of such contingent deferred sales charge.

          (2)(a) Each Class B share of the Non-Money Market Funds, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Class B share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares, based on the relative net asset value of each such class of shares on the date that is the first Business Day (as defined in each Fund's prospectus and/or statement of additional information) of the month in which the fifth anniversary of the issuance of such Class B shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Class B shares occurred or (ii) for Class B shares obtained through an exchange, the date of issuance of the Class B shares of another Non-Money Market Fund of the Trust that was sold subject to a contingent deferred sales charge, if such shares were exchanged directly, or through a series of exchanges for the Fund's Class B shares (the "Conversion Date").

             (b) Each Class B share of the Non-Money Market Funds purchased through the reinvestment of a dividend or a distribution with respect to the Class B shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Fund for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date as the number of shares of the holder converted on the Conversion Date pursuant to Paragraph 2(a) hereof bears to the total number of Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.

             (c) The number of Class A shares of the Non-Money Market Funds into which a Class B share is converted pursuant to paragraphs
                 (2)(a) and (2)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

             (d) On the Conversion Date, the Class B shares converted into Class
                 A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).

FURTHER
VOTED: That each class of each Fund shall vote separately with respect to the adoption or amendment of any distribution plan as to such class. In accordance with the exemptive application as approved by the Securities and Exchange Commission, if a distribution plan or a shareholder servicing plan is submitted for adoption or amendment to the shareholders of Class A shares of any Non-Money Market Fund then the Class B shareholders of such Fund shall have the right to vote, as a class, on the approval of such matter unless Class B shares are converted into a new class of shares with terms identical to the prior terms of the Class A shares.

          Mr. Nesher then discussed the proposed distribution agreement. Whereupon, upon motion duly made and seconded, it was unanimously


VOTED: That SEI Financial Services Company be, and it hereby is, appointed to serve as Distributor of units of beneficial interest of the Trust under the terms and conditions set forth in the Distribution Agreement presented to this meeting.

VOTED: That the form of Distribution Agreement presented to this meeting be, and it hereby is, approved, subject to such changes as may be approved by the officers of the Trust in their discretion, and that the proper officers of the Trust are hereby authorized to execute and deliver said Agreement on behalf of the Trust.


          Mr. Robins then went on to discuss the proposed Rule 12b-1 plans for the money market fund and the Trust's other funds. After discussion, and upon motion duly made and seconded, it was unanimously


VOTED: That the form of Distribution Plan (for Class B shares) presented to this meeting be, and the same hereby is, approved.

FURTHER
VOTED: That the Distribution Plan (for Class B shares) be submitted to the sole initial shareholder of Class B Shares of the Treasury Securities Money Market Fund for approval following the initial issuance of the shares of such class.

VOTED: That the form of Distribution Plan (for Class B shares subject to contingent deferred sales charge) presented to this meeting be, and the same hereby is, approved.

FURTHER
VOTED: That the Distribution Plan for Class B shares subject to contingent deferred sales charge be submitted to the sole initial shareholder of Class B Shares of the Funds (other than Treasury Securities Money Market Fund) for approval following the initial issuance of the shares of such class.


          Mr. Robins then discussed the proposed sales load structure. Whereupon, upon motion duly made and seconded, it was unanimously


                          SALES LOAD (Class A Shares)

VOTED: That based on the information provided by SEI Financial Service Company (the "Distributor") at this meeting, the Distributor be, and it hereby is, authorized to impose a sales charge on the Class A shares as set forth below on sales of the Class A shares of the Trust and to retain a portion of any sales charge received by it in connection with such sales of Class A shares, provided that such portion not exceed that set forth below and that the remainder of such sales charge shall be used exclusively as a re-allowance for dealer discounts and brokerage commissions:

                          Sales Charge     Sales Charge   Reallowance
          Amount          as a % of        as a % of      as % of
          of              Offering Price   Net Amount     Offering Price
          Purchase        Per Share        Invested       Per Share
          --------        --------------   ------------   --------------
          Less than
          $100,000                  3.50%          3.63%            3.15%

          $100,000 but
          less than
          $250,000                  2.50%          2.50%            2.25%

          $250,000 but
          less than
          $500,000                  2.00%          2.04%            1.80%

          $500,000 but
          less than
          $1,000,000                1.50%          1.52%            1.35%

          $1,000,000
          and above                  none           none             none


FURTHER
VOTED: That based on the information provided by the Distributor at this meeting, the Distributor is authorized to impose the sales charge specified above on all sales of Class A shares of the Trust; and

FURTHER
VOTED: The Distributor may upon proper notice waive the imposition of the sales charges specified above as it deems appropriate and in the best interests of the Trust.

                          SALES LOAD (Class B Shares)

VOTED: That based on the information provided by the "Distributor" at this meeting, the Distributor be, and it hereby is, authorized to receive a contingent deferred sales charge on the redemption of Class B shares of the Funds subject to a contingent deferred sales charge as set forth below

               Year                 Contingent Deferred Sales Charge
               Since                as a % of Dollar Amount
               Purchase             Subject to Charge
               --------             --------------------------------
               First                           3.50%
               Second                          2.75%
               Third                           2.00%
               Fourth                          1.25%
               Fifth                           0.50%
               Sixth                           none

FURTHER
VOTED: That based on the information provided by the Distributor at this meeting, the Distributor is authorized to impose the contingent deferred sales charge sales charge specified above on all redemptions of Class B shares of the Trust; and

FURTHER
VOTED: The Distributor may upon proper notice waive the imposition of the sales charges specified above as it deems appropriate and in the best interests of the Trust.


          Mr. Robins then discussed the proposal to seek a AAA rating for the Treasury Securities Money Market Fund. Whereupon, upon motion duly made and seconded, it was unanimously


VOTED: That the officers of the Trust be, and they hereby are, authorized to take such steps as may be necessary to seek a AAA rating from Standard & Poor's Corporation for the Treasury Securities Money Market Fund.


          Mr. Robins then discussed standard housekeeping resolutions relating to capitalization of the Trust, pricing procedures, determination of net asset value, declaration of dividends, entering into a fidelity bond and acquiring directors and officers errors & omissions insurance. Whereupon, upon motion duly made and seconded, it was unanimously


VOTED: That the proper officers of the Trust be, and they hereby are, authorized to issue 10,000 units of beneficial interest of each of the Funds to SEI Financial Management Corporation upon payment by that company of the sum of $100,000 into an account of the Trust.

VOTED: That effective contemporaneously with the effective date of the public offering of shares of the Funds, the officers of the Trust hereby severally are authorized to issue and sell from time to time all of the authorized but unissued units of beneficial interest of the Trust without first offering the same to shareholders and otherwise in accordance with the terms of the Agreement and Declaration of Trust and By-Laws.

VOTED: That pursuant to Rule 22c-1(b) under the Investment Company Act of 1940, the net asset value per share of the Government Securities Fund, Louisiana Tax-Free Income Fund, Growth and Income Fund and Value Equity Fund shall be determined as of 3:00 p.m. Central time, on each Business Day, and that all orders for purchase or redemption of shares shall be effected at the net asset value next determined after receipt of a request complying with the provisions set forth in the current prospectus.

VOTED: That pursuant to Rule 22c-1(b) under the Investment Company Act of 1940, the net asset value per share of the Treasury Securities Money Market Fund be determined as of 3:00 p.m. Central Time, on each Business Day, and that all orders for purchase or redemption of shares shall be effected at the net asset value next determined after receipt of a request complying with the provisions set forth in the current prospectus.

                            Rule 17e-1 Transactions

VOTED: That the 17e-1 reports presented at this meeting are hereby accepted, it being determined that all transactions have been effected in compliance with the procedures adopted by the Board of Trustees pursuant to Rule 17e-1 under the Investment Company Act of 1940, as amended.

     Mr. Saik left the meeting.

     Mr. Carroll reviewed the various items requiring annual approval, and touched on the various proposals to introduce new classes, new shareholder servicing-related arrangements, and new funds. Mr. Carroll described each of the agreements requiring the Trustees' approval, and responded to questions from the Trustees. Mr. Carroll and Mr. Grady thereafter explained the changes that had been made to the Rule 2a-7 procedures adopted for the Prudential-advised money market funds of the Arbor Fund. Mr. Carroll then reported on the resignation of Ms. Messina as controller for each of the Trusts, and discussed the proposal to nominate Mr. Jeff Cohen in her stead. Discussion followed.
Upon motion made and duly seconded, it was unanimously:

                                 MARQUIS FUNDS
                           Addition of Class C to the
                     Treasury Securities Money Market Fund    August 8, 1993

VOTED: That the units of beneficial interest of the Treasury Securities Money Market Fund (the "Fund") be, and they hereby are, further divided into an indefinite number of units entitled Class C.

VOTED: That SEI Financial Services Company be, and it hereby is, appointed to serve as Distributor of the units of beneficial interest of the Class C shares of the Fund under the terms and conditions set forth in the Distribution Agreement dated August 17, 1993, previously approved by the Board of Trustees.

VOTED: That the officers of the Trust be, and they hereby are, authorized to issue 10 units of beneficial interest in Class C shares of the Fund to SEI Financial Management Corporation ("SFM") upon the payment by SFM of the sum of $1.00 for each unit into an account for the Fund.

VOTED: That the form of Distribution Plan for Class C be, and it hereby is, adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

VOTED: That the Distribution Plan for Class C be submitted to SFM as the sole initial holder of Class C shares of the Fund.

VOTED: That the officers of the Trust be, and they hereby are, authorized to take all further steps in accordance with the purpose and intent of the foregoing to effect the offering of the Class C shares at such time as the Distributor may deem appropriate.

                                 MARQUIS FUNDS
           Approval of Technical Amendment to Distribution Agreement

VOTED: That the Distribution Agreement, amended and restated as of August 8, 1994 between SEI Financial Services Company and Marquis Funds, be and it hereby is, approved.

                               FFB LEXICON FUNDS
                  Continuance of Investment Advisory Agreement

VOTED: That the continuance of the Investment Advisory Agreement dated October 18, 1991 between First Fidelity Bank, N.A., New Jersey and FFB Lexicon Funds be, and it hereby is, approved.

                               FFB LEXICON FUNDS
                    Shareholder Servicing Agreement and Plan

VOTED: That the form of Service Plan and the form of Servicing Agreement presented at this meeting, be, and they hereby are, approved.

                               FFB LEXICON FUNDS
                                 Cash Plus Fund

VOTED: That there is hereby established the following portfolio of units of beneficial interest of FFB Lexicon Funds (the "Trust"):

                                 Cash Plus Fund

VOTED: That First Fidelity Bank, N.A., New Jersey, be, and it hereby is, appointed to serve as Investment Adviser of the Trust's Cash Plus Fund (the "Portfolio") under the terms and conditions set forth in the Investment Advisory Agreement presented at this meeting.

VOTED: That the form of Investment Advisory Agreement between the Trust and First Fidelity Bank, N.A., New Jersey presented at this meeting be, and it hereby is, approved, subject to such changes as may be approved by the officers of the Trust in their discretion; and that the

                                                                       Exhibit C

THE TRUST

MARQUIS FUNDS SM (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in the Funds through two separate classes, Class A and Class B, which provide for variations in sales charges, distribution costs, voting rights and dividends. Except for these differences between classes, each share of each Fund represents an undivided, proportionate interest in that Fund. Each Fund is a diversified mutual fund, except for the Louisiana Tax-Free Income Fund, which is non-diversified. Information regarding shares of the Trust's Treasury Securities Money Market Fund is contained in separate prospectuses that may be obtained by calling 1-800-462-9511.

INVESTMENT OBJECTIVES AND POLICIES

THE GOVERNMENT SECURITIES FUND seeks to provide current income consistent with relative stability of capital.

Under normal conditions, the Fund will invest at least 65% of its total assets in obligations issued or guaranteed as to principal and interest by the U.S. Government or its agencies and instrumentalities ("U.S. Government securities"). The Fund may also invest in the following securities if, at the time of purchase, the security either has the requisite rating from a nationally recognized statistical rating organization ("NRSRO") or is of comparable quality as determined by First National Bank of Commerce in New Orleans (the "Adviser"): (i) corporate bonds and debentures rated in one of the four highest rating categories by an NRSRO; (ii) privately issued mortgage-backed securities rated in the highest rating category by an NRSRO; (iii) asset-backed securities rated in the highest rating category by an NRSRO; (iv) repurchase agreements involving any of the foregoing securities (including U.S. Government securities); and (v) Money Market Instruments (as defined in the "Description of Permitted Investments and Risk Factors"). For a description of ratings, see "Appendix."

Normally, the Fund will maintain a dollar-weighted average portfolio maturity of three to ten years; however, under certain circumstances this average weighted maturity may fall below three years. In determining the maturity of mortgage-backed securities, the Adviser will use the estimated average life of such securities. There are no restrictions on the maturity of any single instrument.

THE LOUISIANA TAX-FREE INCOME FUND (the "Louisiana Fund") seeks to provide a level of current income consistent with relative stability of capital.

The Fund will invest at least 80% of its net assets in fixed income securities the interest on which, in the opinion of bond counsel for the issuer, is exempt from federal income tax ("Municipal Securities") and is not a preference item for purposes of the alternative minimum tax. Under normal conditions, at least 65% of the Louisiana's Fund's total assets will be invested in Municipal Securities the interest on which is exempt from personal income taxes imposed by the State of Louisiana ("Louisiana Municipal Securities"). The Fund may invest up to 20% of its net assets in (i) Municipal Securities the interest on which is a preference item for purposes of the alternative minimum tax and (ii) taxable investments, including Money Market Instruments.

The Louisiana Fund may purchase the following types of Municipal Securities (including Louisiana Municipal Securities) only if such securities, at the time of purchase, either have the requisite rating from a NRSRO or are of comparable quality as determined by the Adviser: (i) bonds and debentures rated in one of the four highest rating categories by an NRSRO; (ii) notes and certificates of participation rated in one of the three highest rating categories; and (iii) commercial paper rated in one of the two highest rating categories.

Normally, the Fund will maintain a dollar-weighted average portfolio maturity of seven to fifteen years; however, under certain circumstances this average weighted maturity may fall below seven years. There are no restrictions on the maturity of any single instrument.

and auto loan leases, credit card receivables and home equity loans, will each be considered a separate industry.

3. Make loans except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objectives and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

HOW TO PURCHASE SHARES

Class A shares and Class B shares of the Funds may be purchased directly from the shareholder servicing and transfer agent, Supervised Service Company ("SSC") by mail, by wire or through an automatic investment plan ("AIP"). Shares may also be purchased through broker-dealers, including First Commerce Investment Securities, Inc. ("FCIS"), that have established a dealer agreement with SEI Financial Services Company, the Trust's distributor ("the Distributor").

HOW TO PURCHASE BY MAIL

You may purchase Class A or Class B shares of a Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Marquis Funds (Fund
Name)," to SSC at 811 Main Street, Kansas City, MO 64105. You may purchase additional shares at any time by mailing payment to SSC. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred.

You may obtain Account Application forms by calling 1-800-462-9511.

HOW TO PURCHASE BY WIRE

You may purchase shares by wiring Federal funds, provided that your Account Application has been previously received. You must wire funds to SSC and the wire instructions must include your account number. You must call SSC at 1-800-471-1144 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day (defined below) of the wire; provided that the shareholder notifies SSC prior to 3:00 p.m., Central time. If SSC does not receive notice by 3:00 p.m., Central time, on the Business Day of the wire, the order will be executed on the next Business Day.

HOW TO PURCHASE THROUGH AN AUTOMATIC INVESTMENT PLAN ("AIP")

You may arrange for periodic additional investments in the Funds through automatic deductions by Automated Clearing House ("ACH") from a checking account by completing an AIP Application Form. The minimum pre-authorized investment amount is $50 per month. An AIP Application Form may be obtained by contacting SSC at 1-800-471-1144. The AIP is available only for additional investments for an existing account.

GENERAL INFORMATION

You may purchase Class A shares and Class B shares of the Funds on any day the New York Stock Exchange is open for business ("Business Days"). However, shares of the Funds cannot be purchased by Federal Reserve wire on Federal holidays restricting wire transfers. The minimum initial investment in either class of any Fund is $2,500 ($500 minimum for individual retirement accounts and employees of First National Bank of Commerce in New Orleans, the Funds' investment adviser (the "Adviser") or its affiliates); however, the Distributor may waive the minimum investment at its discretion. Subsequent purchases of shares must be at least $100 except for purchases through the AIP and payroll deductions, which must be at least $50.

A purchase order for shares will be effective as of the Business Day received by the Distributor if the

Distributor receives the order and payment before 3:00 p.m., Central time. The purchase price of Class A shares of a Fund is the net asset value next determined after the purchase order is effective plus the applicable sales load, if any. The purchase price of Class B shares is the net asset value next determined after the purchase order is effective.

The net asset value per share of any Fund is determined as of the close of trading on the New York Stock Exchange (typically, 3:00 p.m., central time) on each Business Day by dividing the total market value of that Fund's investments and other assets, less any liabilities, by the total outstanding shares of the Fund. Purchases will be made in full and fractional shares calculated to three decimal places. Pursuant to guidelines adopted and monitored by the Trustees of the Trust, each Fund may use a pricing service to provide market quotations or fair market valuations. A pricing service may derive such valuations through the use of a matrix system to value fixed income securities which considers factors such as securities prices, yield features, ratings, and developments related to a specific security. Although the methodology and procedures for determining net asset value are identical for both classes of a Fund, the net asset value per share of such classes may differ because of the distribution expenses charged to Class B shares.

The Trust reserves the right to reject a purchase order for shares when the Distributor determines that it is not in the best interest of the Trust and/or its shareholders to accept such order.

Shareholders who own their shares of record and who desire to transfer registration of their shares should contact SSC at 1-800-471-1144.

HOW TO PURCHASE THROUGH FINANCIAL INSTITUTIONS

Shares may also be purchased through financial institutions, including the Adviser, that provide distribution assistance or shareholder services to the Trust. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Distributor for effectiveness the same day. Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to the Trust.

Customers who desire to transfer the registration of shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish such change.

Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution. Certain of these financial institutions may be required under state law to register as broker/dealers.

ALTERNATIVE SALES CHARGE OPTIONS

THE TWO ALTERNATIVES: OVERVIEW

You may purchase shares of the Funds at a price equal to their net asset value per share plus a sales charge which, at your election, may be imposed either
(i) at the time of the purchase (Class A "initial sales charge alternative", or (ii) on a contingent deferred basis (the Class B "deferred sales charge alternative". Each class represents a Fund's interest in the portfolio of investments. The classes have the same rights and are identical in all respects except that (i) Class B shares bear the expenses of the deferred sales arrangement and distribution and service fees resulting from such sales arrangement, (ii) each class has exclusive voting rights with respect to approvals of any Rule 12b-1 distribution plan related to that specific class (although Class B shareholders may vote on any distribution fees imposed on Class A shares so long as Class B shares convert into Class A shares) and (iii) only Class B shares carry a conversion feature. Each class has different exchange privileges. See "Exchanges." Sales personnel of broker-dealers distributing the Funds' shares, and other persons entitled to receive compensation for selling such shares, may receive differing compensation for selling Class A or Class B shares.

The alternative purchase arrangement permits you to choose the method of purchasing shares that is more beneficial to you. The amount of your purchase, the length of time you expect to hold the shares, and whether you wish to receive dividends in cash or in additional shares will all be factors in determining which sales charge option is best for you. You should consider whether, over the time you expect to maintain your investment, the accumulated distribution and service fees and contingent deferred sales charges on Class B shares prior to conversion would be less than the initial sales charge on Class A shares, and to what extent such differential would be offset by the expected higher yield of Class A shares. Class A shares will normally be more beneficial to you if you qualify for reduced sales charges as described below.

The Trustees of the Trust have determined that currently no conflict of interest exists between the Class A and Class B shares. On an ongoing basis, the Trustees of the Trust, pursuant to their fiduciary duties under the Investment Company Act of 1940, as amended (the "1940 Act") and state laws, will seek to ensure that no such conflict arises.

CLASS A SHARES

Sales Load The following table shows the regular sales charge on Class A shares to a "single purchaser" (defined below) together with the sales charge that is reallowed to certain financial intermediaries (the "reallowance").

                                      SALES      SALES
                                     CHARGE      CHARGE   REALLOWANCE
                                      AS A        AS A        AS
                                   PERCENTAGE  PERCENTAGE PERCENTAGE
             AMOUNT                OF OFFERING   OF NET   OF OFFERING
               OF                   PRICE PER    AMOUNT    PRICE PER
            PURCHASE                  SHARE     INVESTED     SHARE
            --------               ----------- ---------- -----------
Less than $100,000                    3.50%       3.63%      3.15%
$100,000 but less than $250,000       2.50%       2.56%      2.25%
$250,000 but less than $500,000       2.00%       2.04%      1.80%
$500,000 but less than $1,000,000     1.50%       1.52%      1.35%
$1,000,000 and above                  none        none       none

The sales charge shown in the table is the maximum sales charge that applies to sales through financial intermediaries. With respect to purchases of Class A shares of $1,000,000 or more, payment equal to as much as 1.00% of the purchase price may be paid by the Adviser and/or Administrator to financial intermediaries through which sales are made. The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs, which will be paid by the Distributor from the sales charge it receives or from any other source available to it. Under any such program, the Distributor will provide promotional incentives, in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages, to all dealers selling shares of the Funds. Such promotional incentives will be offered uniformly to all dealers and predicated upon the amount of shares of the Funds sold by the dealer. Under certain circumstances, reallowances of up to the amount of the entire sales charge may be paid to certain financial institutions, who might then be deemed to be "underwriters" under the Securities Act of 1933. Commission rates may vary among the Funds.

Reduced Sales Charge:
Rights of Accumulation

In calculating the sales charge rates applicable to current purchases of Class A shares, a "single purchaser" is entitled to cumulate current purchases with the current market value of previously purchased Class A shares of the Funds sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Funds for their own account or for trust or custodial accounts for their minor children, and (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Internal Revenue Code of 1986, as amended (the "Code") including related plans of the same employer.

To exercise your right of accumulation based upon shares you already own, you must ask the Distributor for this reduced sales charge at the time of your additional purchase and provide the account number(s) of the investor, as applicable, the investor and spouse, and their minor children. The Funds may amend or terminate this right of accumulation at any time as to subsequent purchases.

Reduced Sales Charge: Letter of Intent

By submitting a Letter of Intent (the "Letter") to the Distributor, a "single purchaser" may purchase shares of the Funds during a 13-month period at the reduced sales charge rates applying to the aggregate amount of the intended purchases stated in the Letter. The Letter may apply to purchases made up to 90 days before the date of the Letter. To receive credit for such prior purchases and later purchases benefitting from the Letter, you must notify the Transfer Agent at the time the Letter is submitted that there are prior purchases that may apply, and notify the Transfer Agent again at the time of later purchases that such purchases are applicable under the Letter.

Waiver of Sales Load

No sales charge is imposed on shares of the Funds: (i) issued as dividends and capital gain distributions; (ii) acquired through the exercise of exchange privileges described below; (iii) sold to officers, directors or trustees, employees and retirees (and their spouses and immediate family members) of the Trust, First Commerce Corporation and its subsidiaries, affiliates, and correspondents, and the Distributor and its subsidiaries and affiliates; (iv) sold to certain accounts for which the Adviser or subsidiaries, affiliates and correspondents of First Commerce Corporation serve in a fiduciary, agency or custodial capacity; (v) issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Trust is a party; (vi) purchased with the proceeds of employee benefit plan distributions for which the Adviser and its affiliates act in a fiduciary capacity; or (vii) purchased within thirty days of a redemption of Class A shares of such Funds (only to the amount of such redemption). In addition, if you acquire Class A shares of a Fund through an exchange of shares of the Money Market Fund, you will not be charged a sales load on any portion of your investment on which you were previously subject to the Funds' sales charges. You must notify the Distributor at the time of your purchase if you are eligible for a waiver of the sales load.

CLASS B SHARES

Contingent Deferred Sales Charge

If you redeem your Class B shares within five years of purchase, you will pay a contingent deferred sales charge at the rates set forth below. You will not be required to pay the contingent deferred sales charge on exchange of your Class B shares of any Fund for Class B shares of any other Fund. See "Exchanges." The charge is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

                                                     CONTINGENT DEFERRED SALES
                                                      CHARGE AS A PERCENTAGE
   YEAR SINCE                                            OF DOLLAR  AMOUNT
    PURCHASE                                             SUBJECT TO CHARGE
   ----------                                        -------------------------
   First                                                       3.50%
   Second                                                      2.75%
   Third                                                       2.00%
   Fourth                                                      1.25%
   Fifth                                                       0.50%
   Sixth                                                       None

In determining whether a particular redemption is subject to a contingent deferred sales charge, it is assumed that the redemption is first of any Class A shares in the shareholder's Fund account, second of shares held for over five years or shares acquired pursuant to reinvestment of dividends or other distributions and third of shares held longest during the five-year period. This method should result in the lowest possible sales charge.

The contingent deferred sales charge is waived on redemption of shares (i) following the death or disability (as defined in the Code) of a shareholder, or
(ii) to the extent that the redemption represents a minimum required distribution from an individual retirement account or other retirement plan to a shareholder who has attained the age of 70 1/2. A shareholder, or his or her representative, must notify

THE SHAREHOLDER SERVICING AGENT AND TRANSFER AGENT

Supervised Service Company, 811 Main Street, Kansas City, MO 64105, acts as the dividend disbursing agent and shareholder servicing agent for the Trust. SSC also acts as transfer agent for the Trust under a Transfer Agent Agreement.

THE DISTRIBUTOR

Class A shares of the Funds are sold with a front-end sales load. Class B shares of the Funds have a Rule 12b-1 distribution plan (the "Class B Plan"). SEI Financial Services Company (the "Distributor"), 680 East Swedesford Road, Wayne, PA 19087, a wholly-owned subsidiary of SEI and the Trust are parties to a distribution agreement ("Distribution Agreement"). As provided in the Distribution Agreement and the Class B Plan, the Trust pays the Distributor a fee at an annual rate of up to .75% of the average daily net assets of the Class B shares of the Funds. This fee will be calculated and paid each month based on average daily net assets for that month. Out of this fee, the Distributor pays .25% of the average daily net assets of the Class B shares to financial institutions and intermediaries such as banks (including the Adviser and its affiliates), savings and loan associations, insurance companies, and investment counselors, broker-dealers, and the Distributor's affiliates (collectively, "financial intermediaries") as compensation for providing shareholder services. The Distributor may use the balance of the fee received from the Funds to make payments to financial intermediaries as compensation for services or as reimbursement of distribution assistance or shareholder service expenses incurred by the Distributor. The Class B Plan is characterized as a compensation plan since the distribution fee is paid to the Distributor without regard to the distribution assistance or shareholder service expenses incurred by the Distributor or the amount of payments made to financial intermediaries.

If the Distributor's expenses are less than its fees, the Trust will still pay the full fee and the Distributor will realize a profit, but the Trust will not be obligated to pay in excess of the full fee, even if the Distributor's actual expenses are higher.

The Funds may also execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor for which the affiliate or the Distributor may receive "usual and customary" compensation. For further information, see the Statement of Additional Information.

PERFORMANCE

From time to time, the Funds may advertise yield and total return. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of a Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the same amount of income generated by the investment during that period is generated in each 30-day period over one year and is shown as a percentage of the investment. The Louisiana Fund may also advertise a "tax-equivalent yield," which is calculated by determining the rate of return that would have to be achieved on a fully taxable investment to produce the after-tax equivalent of this Fund's yield, assuming certain tax brackets for the shareholder.

The total return of a Fund refers to the average compounded rate of return to a hypothetical investment, net of any sales charge imposed on Class A shares or including the contingent deferred sales charge imposed on Class B shares redeemed at the end of the specified period covered by the total return figure, for designated time periods (including but not limited to, the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions. The total return of a Fund may also be quoted as a dollar amount or on an aggregate basis, an actual basis, without inclusion of any front-end or contingent sales charges, or with a reduced sales

THE TRUST

MARQUIS FUNDS SM (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in its Treasury Securities Money Market Fund (the "Fund"), a diversified mutual fund, through three separate classes: Institutional Class, Retail Class and Cash Sweep Class, which provide for variations in distribution costs, voting rights and dividends. Except for these differences between classes, each share of the Fund represents an undivided, proportionate interest in the Fund. This Prospectus relates to the Institutional Class shares of the Fund. Information regarding the Retail Class and Cash Sweep Class shares of the Fund and the Trust's other funds is contained in separate prospectuses that may be obtained by calling 1-800-462-9511.

INVESTMENT OBJECTIVES AND POLICIES

The Fund's investment objectives are to preserve principal value and maintain a high degree of liquidity while providing current income. There can be no assurance that the Fund will be able to achieve its investment objectives.

The Fund complies with regulations of the Securities and Exchange Commission applicable to money market funds. These regulations impose certain quality, maturity and diversification restraints on investments by the Fund. Under these regulations, the Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less, and will acquire only obligations maturing in 397 days or less. The Fund will attempt to maintain a net asset value of $1.00 per share, although there can be no assurance that it will be able to do so.

The Fund invests exclusively in obligations issued by the U.S. Treasury ("Treasury Obligations") and backed by its full faith and credit and in repurchase agreements involving such obligations. The Fund may purchase Treasury Obligations on a when-issued or delayed delivery basis. The Fund may also engage in securities lending.

For additional information regarding permitted investments, investment practices and risks, see "Description of Permitted Investments and Risk Factors."

INVESTMENT LIMITATIONS

The following investment limitation is a fundamental policy of the Fund. Fundamental policies cannot be changed with respect to the Fund without the consent of the holders of a majority of the Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

The Fund may not make loans except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objectives and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

Additional investment limitations are set forth in the Statement of Additional Information.

PURCHASE OF SHARES

Investors may purchase Institutional Class shares of the Fund directly from the Trust's shareholder servicing and transfer agent, Supervised Service Company ("SSC"), by wire. Institutional Class shares of the Fund are sold only to institutional investors and are sold on a continuous basis.

To open an account, an investor must first return a completed and signed Account Application to SSC, 811 Main Street, Kansas City, MO 64105. Account Application forms are available by calling 1-800-462-9511.

WIRE

A shareholder whose Account Application has been received by SSC may purchase Institutional Class shares of the Fund by wiring Federal funds. The shareholder must wire funds to SSC and the wire instructions must include the shareholder's account number. The shareholder must call SSC at 1-800-471-1144 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day of the wire, provided that the shareholder notifies SSC prior to 12:00 noon, Central time. If SSC does not receive notice by 12:00 noon, Central time, on the Business Day of the wire, the order will be executed on the next Business Day.

GENERAL INFORMATION REGARDING PURCHASES

Purchases of Institutional Class shares of the Fund may be made on any day the New York Stock Exchange is open for business ("Business Days"). However, shares of the Fund cannot be purchased by Federal Reserve wire on Federal holidays restricting wire transfers. The minimum initial investment in Institutional Class shares of the Fund is $1,000,000; however, the Trust's distributor, SEI Financial Services Company (the "Distributor"), may waive the minimum investment at its discretion.

A purchase order for shares will be effective, and eligible to receive dividends declared that same day, on the Business Day received by SSC, if SSC receives the order and payment before 12:00 noon, Central time. A purchase order received (with payment) after this time will be effective on the next Business Day. The purchase price of Institutional Class shares of the Fund is the net asset value per share next computed after the order is received and accepted by the Trust. The Fund expects to maintain its net asset value per share constant at $1.00. The net asset value per share of the Fund is determined by dividing the total value of its investments and other assets, less any liabilities, by its total outstanding shares. The Fund's net asset value per share is calculated as of 3:00 p.m., Central time, each Business Day and is based on the amortized cost method described in the Statement of Additional Information.

The Trust reserves the right to reject a purchase order for shares when the Distributor determines that it is not in the best interest of the Trust and/or its shareholders to accept such order.

Shareholders who desire to transfer the registration of their shares should contact SSC at 1-800-471-1144.

Certain financial institutions through which shares may be purchased may be required under state law to register as broker dealers.

EXCHANGES

Shares of the Fund may be exchanged for Class A shares of other funds of the Trust. Investors exchanging shares of the Fund acquired for cash for Class A shares of another fund of the Trust will be subject to the applicable sales charge. Shares of the Fund acquired through an exchange of Class A shares of another fund of the Trust may be exchanged back, with no sales charge, into Class A shares of any other fund of the Trust.

An investor must have received a current prospectus of the Trust's other fund into which the exchange is to be made (the "new" fund) before the exchange will be effected. Exchanges will be made only after instructions in writing or by telephone (an "Exchange Request ") are received by SSC. If an Exchange Request in good order is received by SSC by 11:00 a.m. Central time, on any Business Day, the exchange will occur on that day. The exchange privilege may be exercised only in those states where the class or shares of the new fund may legally be sold.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon sixty days' notice.

REDEMPTION OF SHARES

Shareholders may redeem their shares without charge on any Business Day. Shares may be redeemed by mail or by telephone. Shares of the Funds cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

BY MAIL

A written request for redemption must be received by SSC in order to constitute a valid redemption request.

If the redemption request exceeds $5,000 or if the request directs the proceeds to be sent or wired to a

THE TRUST

MARQUIS FUNDS SM (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in its Treasury Securities Money Market Fund (the "Fund"), a diversified mutual fund, through three separate classes: Institutional Class, Retail Class, and Cash Sweep Class, which provide for variations in distribution costs, voting rights and dividends. Except for differences between classes, each share of the Fund represents an undivided, proportionate interest in the Fund. This Prospectus relates to the Cash Sweep Class shares of the Fund. Information regarding the Institutional Class and Retail Class shares of the Fund and the Trust's other funds is contained in separate prospectuses that may be obtained by calling 1-800-462-9511.

INVESTMENT OBJECTIVES AND POLICIES

The Fund's investment objectives are to preserve principal value and maintain a high degree of liquidity while providing current income. There can be no assurance that the Fund will be able to achieve its investment objectives.

The Fund complies with regulations of the Securities and Exchange Commission applicable to money market funds. These regulations impose certain quality, maturity and diversification restraints on investments by a Fund. Under these regulations, the Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less, and will acquire only obligations maturing in 397 days or less. The Fund will attempt to maintain a net asset value of $1.00 per share, although there can be no assurance that it will be able to do so.

The Fund invests exclusively in obligations issued by the U.S. Treasury ("Treasury Obligations") and backed by its full faith and credit and in repurchase agreements involving such obligations. The Fund may purchase Treasury Obligations on a when-issued or delayed delivery basis. The Fund may also engage in securities lending.

For additional information regarding risks and permitted investments, investment practices and risks, see "Description of Permitted Investments and Risk Factors."

INVESTMENT LIMITATIONS

The following investment limitation is a fundamental policy of the Fund. Fundamental policies cannot be changed with respect to the Fund without the consent of the holders of a majority of the Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

The Fund may not make loans, except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objectives and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

Additional investment limitations are set forth in the Statement of Additional Information.

PURCHASE OF SHARES

Investors may purchase Cash Sweep Class shares of the Fund directly from the Trust's shareholder servicing and transfer agent Supervised Service Company ("SSC") by mail, by wire, or through an automatic investment plan. Shares may also be purchased through broker-dealers, including First Commerce Investment Securities, Inc. ("FCIS"), that have established a dealer agreement with SEI Financial Services Company, the Trust's distributor (the "Distributor"). Cash Sweep Class shares of the Fund are sold on a continuous basis.

BY MAIL

You may purchase Cash Sweep Class shares of the Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Marquis Funds (Treasury Securities Money Market Fund)," to SSC at 811 Main Street, Kansas City, MO 64105. You may purchase additional shares at any time by mailing payment to SSC. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred.

Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution.

EXCHANGES

You may exchange your shares for Institutional Class or Retail Class shares of the Fund or Class A or Class B shares of any other fund of the Trust. You will be subject to the applicable sales charge on exchange unless you qualify for a sales load waiver.

You must have received a current prospectus of the class of shares of the fund into which you wish to move your investment (the "new" fund) before the exchange will be effected. Exchanges will be made only after instructions in writing or by telephone (an "Exchange Request") are received by SSC. If an Exchange Request in good order is received by SSC by 11:00 a.m. Central time, on any Business Day, the exchange will occur on that day. The exchange privilege may be exercised only in those states where the class or shares of the new fund may legally be sold.

Customers who beneficially own shares held of record by a financial institution should contact that institution if they wish to exchange shares. The institution will contact SSC and effect the exchange on behalf of the Customer.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon sixty days' notice.

REDEMPTION OF SHARES

You may redeem your shares without charge on any Business Day. There is, however, a $25 charge for wiring redemption proceeds. Shares may be redeemed by mail, by telephone or through a systematic withdrawal plan. Investors who own shares held of record by a financial institution should contact that financial institution for information on how to redeem shares. Shares cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

BY MAIL

A written request for redemption must be received by SSC in order to constitute a valid redemption request.

If the redemption request exceeds $5,000 or if the request directs the proceeds to be sent or wired to a shareholder or an address different from that on record, SSC may require that the signature on the written redemption request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union, securities exchange or association, clearing agency or savings association. Notaries public cannot guarantee signatures.

BY TELEPHONE

You may redeem your shares by telephone if you have elected that option on your Account Application. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption. You may have the proceeds mailed to your address of record or mailed or wired to a commercial bank account previously designated on your Account Application. There is no charge for having redemption proceeds mailed to you or to a designated bank account, but there is a charge for wiring redemption proceeds.

You may request a wire redemption for redemptions in excess of $500 by calling SSC at 1-800-471-1144, who will deduct a wire charge of $25 from the amount of the wire redemption.

Neither the Trust nor SSC will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Trust and SSC will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. When market conditions are extremely busy, it is possible that you may experience difficulties placing redemption orders by telephone, and may wish to place them by mail.

THE TRUST

MARQUIS FUNDS SM (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in its Treasury Securities Money Market Fund (the "Fund"), a diversified mutual fund, through three separate classes: Institutional Class, Retail Class and Cash Sweep Class which provide for variations in distribution costs, voting rights and dividends. Except for these differences between classes, each share of the Fund represents an undivided, proportionate interest in the Fund. This Prospectus relates to the Retail Class shares of the Fund. Information regarding the Institutional Class and Cash Sweep Class shares of the Fund and the Trust's other funds is contained in separate prospectuses that may be obtained by calling 1-800-462-9511.

INVESTMENT OBJECTIVES AND POLICIES

The Fund's investment objectives are to preserve principal value and maintain a high degree of liquidity while providing current income. There can be no assurance that the Fund will be able to achieve its investment objectives.

The Fund complies with regulations of the Securities and Exchange Commission applicable to money market funds. These regulations impose certain quality, maturity and diversification restraints on investments by a Fund. Under these regulations, the Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less, and will acquire only obligations maturing in 397 days or less. The Fund will attempt to maintain a net asset value of $1.00 per share, although there can be no assurance that it will be able to do so.

The Fund invests exclusively in obligations issued by the U.S. Treasury ("Treasury Obligations") and backed by its full faith and credit and in repurchase agreements involving such obligations. The Fund may purchase Treasury Obligations on a when-issued or delayed delivery basis. The Fund may also engage in securities lending.

For additional information regarding permitted investments, investment practices and risks, see "Description of Permitted Investments and Risk Factors."

INVESTMENT LIMITATIONS

The following investment limitation is a fundamental policy of the Fund. Fundamental policies cannot be changed with respect to the Fund without the consent of the holders of a majority of the Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

The Fund may not make loans, except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objectives and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

Additional investment limitations are set forth in the Statement of Additional Information.

PURCHASE OF SHARES

Investors may purchase Retail Class shares of the Fund directly from the Trust's shareholder servicing and transfer agent Supervised Service Company ("SSC") by mail, by wire, or through an automatic investment plan. Shares may also be purchased through broker-dealers, including First Commerce Investment Securities, Inc. ("FCIS"), that have established a dealer agreement with SEI Financial Services Company, the Trust's distributor (the "Distributor"). Retail Class shares of the Fund are sold on a continuous basis.

BY MAIL

You may purchase Retail Class shares of the Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Marquis Funds (Treasury Securities Money Market Fund)," to SSC at 811 Main Street, Kansas City, MO 64105. You may purchase additional shares at any time by mailing payment to SSC. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your

Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution.

EXCHANGES

You may exchange your shares for Class A or Class B shares of other funds of the Trust. You will be subject to the applicable sales charge on exchange unless you qualify for a sales load waiver.

You must have received a current prospectus of the Trust's other fund into which you wish to move your investment (the "new" fund) before the exchange will be effected. Exchanges will be made only after instructions in writing or by telephone (an "Exchange Request") are received by SSC. If an Exchange Request in good order is received by SSC by 11:00 a.m. Central time, on any Business Day, the exchange will occur on that day. The exchange privilege may be exercised only in those states where the class or shares of the new fund may legally be sold.

Customers who beneficially own shares held of record by a financial institution should contact that institution if they wish to exchange shares. The institution will contact SSC and effect the exchange on behalf of the Customer.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon sixty days' notice.

REDEMPTION OF SHARES

You may redeem your shares without charge on any Business Day. There is, however, a $25 charge for wiring redemption proceeds. Shares may be redeemed by mail, by telephone or through a systematic withdrawal plan. Investors who own shares held of record by a financial institution should contact that financial institution for information on how to redeem shares. Shares cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

BY MAIL

A written request for redemption must be received by SSC in order to constitute a valid redemption request.

If the redemption request exceeds $5,000 or if the request directs the proceeds to be sent or wired to a shareholder or an address different from that on record, SSC may require that the signature on the written redemption request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union, securities exchange or association, clearing agency or savings association. Notaries public cannot guarantee signatures.

BY TELEPHONE

You may redeem your shares by telephone if you have elected that option on your Account Application. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption. You may have the proceeds mailed to your address of record or mailed or wired to a commercial bank account previously designated on your Account Application. There is no charge for having redemption proceeds mailed to you or to a designated bank account, but there is a charge for wiring redemption proceeds.

You may request a wire redemption for redemptions in excess of $500 by calling SSC at 1-800-471-1144, who will deduct a wire charge of $25 from the amount of the wire redemption.

Neither the Trust nor SSC will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Trust and SSC will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. When market conditions are extremely busy, it is possible that you may experience difficulties placing redemption orders by telephone, and may wish to place them by mail.

                               DISTRIBUTION PLAN

                                 Marquis Funds

                                    Class B

     WHEREAS, Marquis Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust and the owners of units ("shares") of beneficial interest ("Shareholders") in the Trust;

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

     Section 1. The Trust has adopted this Class B Distribution Plan ("Plan") to
     ----------
enable the Trust to directly or indirectly bear expenses relating to the distribution of Class B shares of the Treasury Securities Money Market Fund and such other Portfolios of the Trust as may be added to the Plan and listed on a Schedule A attached hereto (each a "Portfolio") of which the Trust is the issuer.

     Section 2. The Trust will pay the Distributor a fee at the annual rate
     ----------
specified on Schedule A hereto. The Distributor of the Class B shares of each Portfolio may retain all or a part of this fee as compensation for distribution or shareholder services it provides or it may use such fees for compensation of broker/dealers and other financial institutions and intermediaries that provide distribution or shareholder services as specified by the Distributor. The actual fee to be paid by the Distributor to broker/dealers and financial institutions and intermediaries will be negotiated based on the extent and quality of services provided.

     Section 3. This Plan shall not take effect as to a Portfolio until it has
     ----------
been approved (a) by a vote of at least a majority of the outstanding Class B shares of such Portfolio; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees (as defined herein), cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

     Section 4. This Plan shall continue in effect for a period of more than one
     ----------
year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of Section 3 herein for the approval of this Plan.

     Section 5. Any person authorized to direct the disposition of monies paid
     ----------
or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 6. This Plan may be terminated at any time by the vote of a
     ----------
majority of the Qualified Trustees or, with respect to Class B shares of a Portfolio, by vote of a majority of the Class B shares of the Portfolio. Termination by the Class B shareholders of a Portfolio will not affect the validity of this Plan with respect to Class B shares of any other Portfolio.

     Section 7. All agreements with any person relating to implementation of
     ----------
this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or with respect to Class B shares of a Portfolio, by vote of a majority of the Class B shares of the Portfolio, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     Section 8. This Plan may be amended in the manner provided in part (b) of
     ----------
Section 3 herein for the approval of this Plan; provided, however, that the plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof with respect to the Class B shares of a Portfolio without the approval of Shareholders holding a majority of the outstanding Class B shares of such Portfolio of the Trust.

     Section 9. While this Plan is in effect, the selection and nomination of
     ----------
those Trustees who are not interested persons of the Trust Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     Section 10. As used in this Plan, (a) the term "Qualified Trustees" shall
     -----------
mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     Section 11. This Plan shall not obligate the Trust or any other party to
     -----------
enter into an agreement with any particular person.

August 17, 1993

                                  SCHEDULE A
                                    to the
                                 Marquis Funds
                                    Class B
                               Distribution Plan

The Distributor receives a fee, paid on a monthly basis, as set forth below. This fee is calculated based on the annual rate said below, applied to the average daily net assets of the Portfolio.

Portfolio                                       Fee
---------                                       ---

Treasury Securities Money Market Fund           .25%